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                                                                  Exhibit 23.21








Deloitte Touche Tohmatsu                                          Deloitte
Av. Presidente Wilson 231-22(degree)                              Touche
20030-021 - Rio de Janeiro - RJ                                   Tohmatsu
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br

(Registration No. 333-82136)

Consent of Independent Public Accountants



As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce of our report dated January 19, 2001, relating to the financial statements of CELMAR S.A. - Industria de Celulose e Papel for the year ended December 31, 2000 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Independent Auditors



Rio de Janeiro, Brazil, March 21, 2002